Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR THE THIRD QUARTER OF 2018, UP 19.4%; ASSET GROWTH TO $4.9 BB; REGULAR DIVIDEND DECLARED

Medford, MA, October 9, 2018 - Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $26,288,000 for the nine months ended September 30, 2018, or $4.72 per Class A share diluted, an increase of 18.0% compared to net income of $22,276,000, or $4.00 per Class A share diluted, for the same period a year ago. Total assets increased 1.8% from $4.79 billion at December 31, 2017 to $4.87 billion at September 30, 2018. For the quarter ended September 30, 2018, net income totaled $9,581,000 or $1.72 per Class A share diluted, an increase of 19.4% compared to net income of $8,023,000, or $1.44 per Class A share diluted, for the same period a year ago.

Net interest income totaled $68.9 million for the nine months ended September 30, 2018 compared to $63.9 million for the same period in 2017. The 7.8% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.24% on a fully taxable equivalent basis in 2017 to 2.19% for the same period in 2018. This was primarily the result of a decrease in the federal corporate tax rate from 34% to 21% as well as prepayment penalties collected during the second quarter of 2017. The decrease in the tax rate results in a lower tax equivalent yield on tax-exempt assets. The average balances of earning assets increased by 3.8% combined with an average yield increase of 0.24%, resulting in an increase in interest income of $15.6 million. The average balance of interest bearing liabilities increased 2.7% combined with an average yield increase of 0.36%, resulting in an increase in interest expense of $10.7 million.

The provision for loan losses decreased by $440,000 from $1,340,000 for the nine months ended September 30, 2017 to $900,000 for the same period in 2018, primarily as a result of net recoveries of $1.4 million offset by changes in qualitative factors.

The Company’s effective tax rate decreased from 5.6% for the first nine months of 2017 to 4.6% for the same period in 2018. This was primarily the result of a decrease in the federal tax rate from 34% to 21% as a result of the Tax Cuts and Jobs Act, offset somewhat by an increase in taxable income.

-more-

At September 30, 2018, total equity was $286.9 million compared to $260.3 million at December 31, 2017. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 7.03% at September 30, 2018, compared to 6.70% at December 31, 2017. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of September 30, 2018 was $51.52 per share compared to $46.75 at December 31, 2017.

The Company’s allowance for loan losses was $28.5 million or 1.26% of loans outstanding at September 30, 2018, compared to $26.3 million or 1.21% of loans outstanding at December 31, 2017, and $25.7 million or 1.22% of loans outstanding at September 30, 2017. The ratio of the allowance for loan losses to loans outstanding has increased, during the third quarter of 2018, primarily as a result of changes in qualitative factors related to general economic factors pertaining to certain industries. Non-performing assets totaled $3.7 million at September 30, 2018, compared to $1.7 million at December 31, 2017 and $1.6 million at September 30, 2017. Nonperforming loans increased mainly as a result of one residential real estate loan.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 15, 2018 to stockholders of record on November 1, 2018.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	September 30, 2018	December 31, 2017
Cash and Due From Banks	$68,945	$77,199
Federal Funds Sold and Interest-bearing Deposits In Other Banks	142,345	279,231
Securities Available-for-Sale (AFS)	368,119	397,475
Securities Held-to-Maturity	1,875,752	1,701,233
Federal Home Loan Bank of Boston stock, at cost	22,743	21,779
Loans:
Commercial & Industrial	783,960	763,807
Municipal	94,532	106,599
Construction & Land Development	12,434	18,931
Commercial Real Estate	730,265	732,491
Residential Real Estate	335,114	287,731
Consumer and Other	21,216	19,040
Home Equity	283,818	247,345

Total Loans	2,261,339	2,175,944
Less: Allowance for Loan Losses	28,545	26,255

Net Loans	2,232,794	2,149,689
Bank Premises and Equipment, net	24,023	23,527
Accrued Interest Receivable	12,878	11,179
Goodwill	2,714	2,714
Other Assets	120,110	121,546

Total Assets	$4,870,423	$4,785,572

Liabilities
Demand Deposits	$731,095	$736,020
Interest Bearing Deposits:
Savings and NOW Deposits	1,359,334	1,367,358
Money Market Accounts	1,294,092	1,188,228
Time Deposits	579,886	625,361

Total Interest Bearing Deposits	3,233,312	3,180,947

Total Deposits	3,964,407	3,916,967
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	140,490	158,990
Other Borrowed Funds	372,606	347,778

Total Borrowed Funds	513,096	506,768
Other Liabilities	69,960	65,457
Subordinated Debentures	36,083	36,083

Total Liabilities	4,583,546	4,525,275
Total Stockholders' Equity	286,877	260,297

Total Liabilities & Stockholders' Equity	$4,870,423	$4,785,572

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and nine months ended September 30, 2018 and 2017

(in thousands)

	Quarter ended September 30,		Nine-months ended September 30,
	2018	2017	2018	2017
Interest Income:
Loans	$20,167	$16,658	$57,613	$48,668
Securities Held-to-Maturity	11,507	9,447	32,930	28,806
Securities Available-for-Sale	2,500	1,809	6,821	5,143
Federal Funds Sold and Interest-bearing Deposits In Other Banks	591	607	2,239	1,349

Total Interest Income	34,765	28,521	99,603	83,966
Interest Expense:
Savings and NOW Deposits	2,972	1,727	7,778	4,454
Money Market Accounts	3,652	1,395	9,039	3,903
Time Deposits	2,571	2,095	7,465	5,648
Securities Sold Under Agreements to Repurchase	288	129	657	352
Other Borrowed Funds and Subordinated Debentures	2,078	1,822	5,793	5,695

Total Interest Expense	11,561	7,168	30,732	20,052

Net Interest Income	23,204	21,353	68,871	63,914
Provision For Loan Losses	—	450	900	1,340

Net Interest Income After Provision for Loan Losses	23,204	20,903	67,971	62,574
Other Operating Income
Service Charges on Deposit Accounts	2,137	2,089	6,268	6,179
Lockbox Fees	892	735	2,304	2,367
Net Gain on Sales of Loans	—	—	—	370
Net Gain on Sales of Securities	105	47	302	47
Other Income	1,035	1,071	3,210	3,179

Total Other Operating Income	4,169	3,942	12,084	12,142
Operating Expenses
Salaries and Employee Benefits	10,570	9,933	32,331	31,097
Occupancy	1,481	1,427	4,579	4,663
Equipment	781	782	2,355	2,245
FDIC Assessment	368	340	1,110	1,218
Other	4,148	3,723	12,133	11,904

Total Operating Expenses	17,348	16,205	52,508	51,127

Income Before Income Taxes	10,025	8,640	27,547	23,589
Income Tax Expense	444	617	1,259	1,313

Net Income	$9,581	$8,023	$26,288	$22,276

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	September 30, 2018	September 30, 2017
Cash and Due From Banks	$71,034	$72,206
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	171,773	177,233
Securities Available-For-Sale (AFS)	406,022	481,550
Securities Held-to-Maturity (HTM)	1,816,745	1,739,189
Total Loans	2,206,194	2,036,198
Less: Allowance for Loan Losses	27,235	25,089

Net Loans	2,178,959	2,011,109
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(4,154)	(6,750)
Bank Premises and Equipment	23,481	23,404
Accrued Interest Receivable	11,608	10,261
Goodwill	2,714	2,714
Other Assets	122,502	118,359

Total Assets	$4,800,684	$4,629,275

Liabilities
Demand Deposits	$718,215	$676,655
Interest Bearing Deposits:
Savings and NOW Deposits	1,495,464	1,479,433
Money Market Accounts	1,208,547	1,100,304
Time Deposits	587,742	550,996

Total Interest Bearing Deposits	3,291,753	3,130,733

Total Deposits	4,009,968	3,807,388
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	149,970	193,519
Other Borrowed Funds	262,397	281,097

Total Borrowed Funds	412,367	474,616
Other Liabilities	69,404	60,274
Subordinated Debentures	36,083	36,083

Total Liabilities	4,527,822	4,378,361
Total Stockholders' Equity	272,862	250,914

Total Liabilities & Stockholders' Equity	$4,800,684	$4,629,275

Total Average Earning Assets - QTD	$4,625,880	$4,378,433

Total Average Earning Assets - YTD	$4,600,734	$4,434,170

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	September 30, 2018	September 30, 2017
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.72	$1.44
Earnings per average Class A share, diluted, year-to-date	$4.72	$4.00
Return on average assets, year-to-date	0.73%	0.64%
Return on average stockholders' equity, year-to-date	12.88%	11.87%
Net interest margin (taxable equivalent), quarter	2.19%	2.26%
Net interest margin (taxable equivalent), year-to-date	2.19%	2.24%
Efficiency ratio, year-to-date - Non-GAAP (1)	60.0%	59.1%
Book value per share	$51.52	$47.17
Tangible book value per share - Non-GAAP (1)	$51.04	$46.68
Capital / assets	5.89%	5.76%
Tangible capital / tangible assets - Non-GAAP (1)	5.84%	5.71%

Common Share Data:
Average Class A shares outstanding, diluted, quarter and year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,608,329	3,605,829
Shares outstanding Class B	1,959,580	1,962,080

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.26%	1.22%
Nonaccrual loans	$3,729	$1,598
Nonperforming assets	$3,729	$1,598
Loans 90 days past due and still accruing	$471	$—
Accruing troubled debt restructures	$2,598	$2,843
Net charge-offs (recoveries), year-to-date	$(1,390)	$48
Leverage ratio	7.03%	6.56%
Common equity tier 1 risk weighted capital ratio	11.14%	10.53%
Tier 1 risk weighted capital ratio	12.42%	11.81%
Total risk weighted capital ratio	13.46%	12.83%
Total risk weighted assets	$2,733,491	$2,534,210

(1) Non-GAAP Financial Measures are reconciled in the following tables:
Calculation of Efficiency ratio:
Total operating expenses (numerator)	$52,508	$51,127

Net interest income	$68,871	$63,914
Total other operating income	12,084	12,142
Tax equivalent adjustment	6,547	10,383

Total income (denominator)	$87,502	$86,439

Efficiency ratio, year - Non-GAAP	60.0%	59.1%

Calculation of tangible book value per share:
Total stockholders' equity	$286,877	$262,648
Less: goodwill	2,714	2,714

Tangible stockholders' equity (numerator)	$284,163	$259,934

Total shares outstanding at period end (denominator)	5,567,909	5,567,909
Tangible book value per share - Non-GAAP	$51.04	$46.68

Book value per share - GAAP	$51.52	$47.17

Calculation of tangible capital / tangible assets:
Total stockholders' equity	$286,877	$262,648
Less: goodwill	2,714	2,714

Tangible stockholders' equity (numerator)	$284,163	$259,934

Total assets	$4,870,423	$4,558,072
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$4,867,709	$4,555,358

Tangible capital / tangible assets - Non-GAAP	5.84%	5.71%

Capital / assets - GAAP	5.89%	5.76%